UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2012

Monarch Casino & Resort, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (775) 335-4600

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2012, the board of directors (the “Board”) amended the bylaws of Monarch Casino & Resort, Inc. (the “Company”) to include a reference to Colorado gaming laws in connection with the director eligibility requirements found in Article II, Section 14 thereof.  As amended, Section 14 of Article II reads in its entirety as follows:

14.                                 Eligibility of Directors.  No Director is eligible to continue to serve as a Director of the Corporation who is required under Nevada or Colorado gaming laws to be found suitable to serve as a director and who is not found suitable or whose finding of suitability is suspended or revoked by Nevada or Colorado gaming authorities.  Such eligibility shall cease immediately following whatever act or event terminates the director’s eligibility under the laws and gaming regulations of either the State of Nevada or the State of Colorado.

Item 5.07                        Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of the stockholders of the Company was held on June 1, 2012.  The item of business set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on April 20, 2012 that was voted on and approved is as follows:

Election of Directors:

	Votes
Nominee	For	Withheld	Broker Non-Vote

John Farahi	9,801,793	4,640,008	0
Craig F. Sullivan	12,331,162	2,110,639	0

Item 9.01                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.01.          Amendment No. 3 to Bylaws of Monarch Casino & Resort, Inc. dated June 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monarch Casino and Resort, Inc.

Date: June 7, 2012	/s/ Ronald Rowan
Ronald Rowan
Chief Financial Officer and Treasurer